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                                 EXHIBIT 23.2

                        INDEPENDENT AUDITOR'S CONSENT

     We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Topro, Inc. filed on or about October 16, 1997, of our report dated October 4, 1996, accompanying the consolidated financial statements of Topro, Inc. for the fiscal year ended June 30, 1996.


HEIN + ASSOCIATES LLP


/s/ Hein + Associates LLP

Denver, Colorado
October 16, 1997